Exhibit 32.1

Certification of Chief Executive Officer

The undersigned Chief Executive Officer of Alarion Financial Services, Inc. does hereby certify, to such officer’s knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Jon M. Kurtz
Jon M. Kurtz
Chief Executive Officer

Date: July 12, 2006